UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

45 West 36th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 7, 2011, that certain Security Agreement (the “Security Agreement”), dated as of April 23, 2010, by and among Intellect Neurosciences, Inc. (the “Company”), the Company’s subsidiaries, and the holders (the “Holders”) of the Company’s outstanding Convertible Notes dated April 23, 2010 (together, the “Parties”), and previously disclosed in and filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2010 as part of the Company’s Current Report on Form 8-K dated April 23, 2010, was terminated pursuant to a Release and Termination Agreement, dated as of September 7, 2011 and by and among the Parties (the “Release and Termination Agreement”).

Pursuant to the Release and Termination Agreement, the Holders agreed to release the security interests in various assets of the Company, including, without limitation, the Company’s intellectual property, that were granted to the Holders pursuant to the Security Agreement and related agreements contemplated thereby, and the Parties agreed to terminate the Security Agreement effective immediately.

            The Holders continue to hold the Company’s Convertible Notes dated April 23, 2010, the form of which was filed with the Commission on April 29, 2010 as part of the Company’s Current Report on Form 8-K dated April 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC.

By:	/s/ Elliot Maza
Name:	Elliot Maza
Title:	Chief Financial Officer

Dated:  September 13, 2011